UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2017

OCULAR THERAPEUTIX, INC.

(Exact Name of Company as Specified in Charter)

Delaware	001-36554	20-5560161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

34 Crosby Drive, Suite 105

Bedford, MA 01730

(Address of Principal Executive Offices) (Zip Code)

Company’s telephone number, including area code: (781) 357-4000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

W. Bradford Smith notified Ocular Therapeutix, Inc. (the “Company”) on March 20, 2017 of his resignation from his position as Chief Financial Officer of the Company, effective March 31, 2017, to pursue other opportunities.  Mr. Smith has agreed to provide consulting services on an as needed hourly basis to the Company through May 31, 2017 to assist with the transition to a successor.

In connection with the departure of Mr. Smith, James Fortune, the Company’s Chief Operating Officer, will assume the roles of principal financial officer and principal accounting officer on an interim basis, effective April 1, 2017.  Mr. Fortune, age 58, has served as the Company’s Chief Operating Officer since 2008.  Mr. Fortune also served as the Chief Operating Officer of Augmenix, Inc. from 2008 to April 2014 and of AccessClosure, Inc. from 2008 to 2010.  Prior to joining the Company, Mr. Fortune served as the Chief Operating Officer of Confluent Surgical, Inc.  Previously, he held various senior management roles with the orthopedic and neurosurgical divisions of Johnson & Johnson.  Mr. Fortune holds a B.S. in Mechanical Engineering from Rensselaer Polytechnic Institute.

Mr. Fortune has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Fortune and any other person pursuant to which he is being appointed as the principal financial officer and principal accounting officer of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCULAR THERAPEUTIX, INC.

Date: March 20, 2017	By:	/s/ Amarpreet Sawhney, Ph.D.
Amarpreet Sawhney, Ph.D.
President and Chief Executive Officer